THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND/OR REGULATION D PROMULGATED UNDER THE 1933 ACT. THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION FROM COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.


THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A
SOLICITATION TO BUY THE WARRANT OR THE SECURITIES TO BE ISSUED UPON ITS EXERCISE IN ANY JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION WOULD BE UNLAWFUL.


                 COMMON STOCK PURCHASE WARRANT

No. 1

         TO PURCHASE 150,000 SHARES OF COMMON STOCK OF


             PERMA FIX ENVIRONMENTAL SERVICES, INC.


THIS CERTIFIES that, for value received, RBB Bank Aktiengesellschaft, organized under the laws of Austria and located in Austria (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after June 30th, 1998 and on or prior to June 30th, 2001 (the "Termination Date") but not thereafter, to subscribe for and purchase from PERMA FIX ENVIRONMENTAL SERVICES, INC., a corporation incorporated in the State of Delaware (the "Company"), one hundred and fifty thousand (150,000) shares (the "Warrant Shares") of Common Stock, $.001 par value per share, of the Company (the "Common Stock"). The exercise price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $2.50. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Private Securities Subscription Agreement dated June 30th, 1998 (the "Agreement") between the Company and the Investor, and is subject to its terms and conditions.

1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed, subject to the 1933 Act and applicable state securities laws.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and full payment of the Exercise Price multiplied by the number of Warrant Shares to be purchased, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant. (a) Upon presentation and surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed by the Investor, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price multiplied by the number of Warrant Shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within six (6) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares ("Aggregate Exercise Price").

     (b) Shareholder Approval. In connection with the transactions pursuant to which the Company is issuing this Warrant, the Company is also issuing (i) to the Investor certain shares of a new series of Preferred Stock designated as Series 10 Class J Convertible Preferred Stock ("Preferred Stock"), which is convertible into Common Stock pursuant to the terms thereof pursuant to the Agreement, and (ii) certain warrants to Liviakis Financial Communications, Inc. ("Liviakis") and Robert B. Prag (collectively the "Liviakis Warrants") providing for the purchase of up to an aggregate of 2,500,000 shares of Common Stock pursuant to the terms of that certain Placement and Consulting Agreement dated June 30th, 1998 between the Corporation and Liviakis ("Liviakis Consulting Agreement").

If (i) the aggregate number of shares of Common Stock issued by the Company as a result of (a) conversion of the Preferred Stock, (b) payment of dividends accrued on the Preferred Stock, (c) exercise of this Warrant and (d) exercise of the Liviakis Warrants, exceeds 2,388,347 shares of Common Stock (which equals 19.9% of the outstanding shares of Common Stock of the Company as of the date of this Warrant) and (ii) the Investor has converted or elects to convert any of the then outstanding shares of Preferred Stock pursuant to the terms of the Preferred Stock at a Conversion Price (as defined in the Certificate of Designations) less than $1.875 ($1.875 being the market value per share of Common Stock as quoted on the NASDAQ as of the close of business on June 30th, 1998) pursuant to the terms of the Preferred Stock, other than if the Conversion Price is less than $1.875 solely as a result of the anti-dilution provisions of the Preferred Stock, then, notwithstanding anything in this Warrant to the contrary, thereafter the Company shall not issue any shares of Common Stock as a result of the exercise of this Warrant unless and until the Company shall have obtained approval of its shareholders of the transactions referenced to in the Agreement and the Liviakis Consulting Agreement pursuant to requirements of subparagraph
(25)(H)(i)d, (iv) and (v) of Rule 4310 of the NASDAQ Marketplace Rules ("Shareholder Approval").

If Shareholder Approval is required as set forth in the above paragraph, the Company shall take all practicable steps to obtain such Shareholder Approval within ninety days of the event triggering the need for Shareholder Approval. The Company and the Holder covenant to vote all shares of Common Stock over which they have voting control in favor of such Shareholder Approval.

4. No Fractional Shares or Script. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Fractional Shares shall be rounded down to the nearest whole shares of Common Stock.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. Unless otherwise required by law or the principal trading market for the Company's Common Stock, the Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant for a period of time in excess of five (5) trading days per year.

7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.
Upon the surrender of this Warrant and the payment of the Aggregate Exercise Price determined by multiplying the Exercise Price by the number of Warrant Shares so purchased, the Warrant Shares so purchased shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses of transfer incidental thereto and that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933 (the "Securities Act"), or (ii) in a transaction pursuant to an exemption, if available, from such registration and an opinion of counsel reasonably satisfactory to counsel for the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11.  Effect of Certain Events.

(a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a merger or consolidation of the Company in which the Company shall not be the survivor (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, then the Warrant shall terminate if the Warrant has not been exercised by the effective date of such sale or merger transaction, and the Company shall give the holder of this Warrant thirty (30) days notice of such termination and of the proposed effective date of the Sale or Merger transaction.

(b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in whole or in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the Aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such sale or merger transaction had this Warrant been exercised immediately prior thereto.

12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution, without receipt of consideration, in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

13. Voluntary Adjustment by the Company . The Company may at any time during the term of this Warrant, reduce the then current
Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as 'provided herein without violation of any applicable law or regulation, or of any requirements of prove the NASDAQ Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

16. Registration Rights. The Company agrees that the Warrant Shares shall have those registration rights as set forth in Section 10(a) of the Agreement. It is expressly acknowledged and agreed that all references to Warrant Shares are to shares of Common Stock issuable upon exercise of this Warrant, in whole or in part, from time to time and at any time.

17.  Miscellaneous.

(a) Issue Date, Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.

This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware, without regard to its conflict of law, principles or rules. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations. The federal courts located in the State of Delaware shall have exclusive jurisdiction over any cause or controversy arising under the terms of this Agreement or between the parties as the result of any act taken or failure to act not taken by either party pursuant to this Agreement.

(b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the Books of the Company or to the Company at the address set forth in the Agreement.

(e) Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

(d) Entire Agreement. This Warrant, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

18.  Disposition of Warrants or Shares.

The Holder of this Warrant Certificate, by its acceptance thereof, agrees that (a) no public distribution of Warrants or the Warrant Shares will be made in violation of the provisions of the 1933 Act (the "Act"), and (b) during such period as delivery of a prospectus with respect to Warrants or Warrant Shares may be required by the Act, no public distribution of Warrants or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of
Section 10 of the Act and in compliance with all applicable state securities laws, The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Warrant Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after receipt by the Company of an opinion of its counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate,

By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of the Holder and not with a view to the fractionalization and distribution thereof, and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations promulgated hereunder, and the Holder agrees that neither this Warrant Certificate nor any of the Warrant Shares may be sold or transferred except under cover of a registration statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion of counsel reasonably satisfactory to the Company that registration under the Act is not required in connection with such sale or transfer. Any Warrant Shares issued upon exercise of this Warrant shall bear a legend to the following effect:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("the Act"), or qualified under applicable state securities laws, and are restricted securities within the meaning of the Act. Such securities may not be sold or transferred, except pursuant to a registration statement under such Act and qualification under applicable state securities laws which are effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that registration and qualification are not required under applicable federal or state securities laws or an exemption is available therefrom.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated: June 30th, 1998

                    PERMA FIX ENVIRONMENTAL SERVICES, INC.






                    Signature:   /s/ Louis Centofanti
                               ____________________________________
                               Dr. Louis F. Centofanti, President